QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95249) pertaining to the TESSCO Technologies Incorporated Team Member Stock Purchase Plan and the Registration Statements (Form S-8 No. 33-87178, Form S-8 No. 333-118177 and Form S-8 No. 333-158758), pertaining to the TESSCO Technologies Incorporated Second Amended and Restated 1994 Stock and Incentive Plan and Employee Incentive Stock Option Plan, of our report dated May 21, 2009, with respect to the consolidated financial statements and schedule of TESSCO Technologies Incorporated included in the Annual Report (Form 10-K) for the year ended March 29, 2009.

/s/ Ernst & Young, LLP

Baltimore, Maryland
May 21, 2009

QuickLinks

  Exhibit 23.1.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM